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                                                                    Exhibit 23.1

                        CONSENT OF INDEPENDENT AUDITORS



The Board of Directors and Shareholders
Axiohm Transaction Solutions, Inc.

         We consent to the incorporation by reference in the registration statements (Nos. 33-5110; 33-29911; 33-50532; 333-58507 and 33-75798) on
Form S-8 and the registration statement No. 333-52371 on Form S-3 of Axiohm Transaction Solutions, Inc. and subsidiaries, of our report dated March 16, 1999, relating to the consolidated balance sheets of Axiohm Transaction Solutions, Inc. and subsidiaries as of January 2, 1999, and December 31, 1997 the related consolidated statements of operations, shareholders' equity (deficit), and cash flows for the years then ended, which report appears in the January 2, 1999 annual report on Form 10-K of Axiohm Transaction Solutions, Inc.

         We also consent to the use of our report on the financial statement schedule as of January 2, 1999 and December 31, 1997 included herein.






KPMG LLP
Philadelphia, PA
March 26, 1999